UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): April 16, 2008
Metro One Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)

(503) 643-9500
(Registrant’s telephone number, including area code)

Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2008, Metro One Telecommunications, Inc. (the “Company”) was notified by The Nasdaq Stock Market that it is not in compliance with Nasdaq Marketplace Rule 4310(c)(4) (the “Minimum Bid Price Rule”) because shares of its common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. In accordance with Marketplace Rule 4310(c)(8)(D), the Company has been provided 180 calendar days, or until October 13, 2008, to regain compliance with the Minimum Bid Price Rule. This notification has no effect on the listing of the Company’s common stock at this time.

The Company will achieve compliance if before October 13, 2008, the bid price of the Company’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days. If the Company does not gain compliance by October 13, 2008, the Nasdaq staff will notify the Company that its common stock will be delisted.

If the Company does not regain compliance by October 13, 2008, but can demonstrate that the Company meets the criteria for initial listing set forth in Marketplace Rule 4310(c) (other than the bid price requirement) and its application is approved, the Company will have an additional 180 days to regain compliance while on the Nasdaq Capital Market. If the Company does not regain compliance by October 13, 2008, the Company also may then appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualification Panel.

On April 22, 2008, the Company issued a press release announcing the receipt of the Nasdaq letter. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

Exhibit No.	Name of Exhibit

99.1	Press release dated April 22, 2008 relating to the Company’s receipt of the April 16, 2008 letter from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.
Date: April 22, 2008	By:	/s/ William Hergenhan
William Hergenhan, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Press release dated April 22, 2008 relating to the Company’s receipt of the April 16, 2008 letter from Nasdaq.

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